Discussion Materials 3 January 2005 Project Alphabet

Advocacy Case for Premium / Attractive Exchange Ratio **Highly Preliminary**

Project Alphabet

EXHIBIT A

Indexed Share Price Performance

Performance vs. Peers

	Since 11/11/04	Since 12/14/04
U	14.4%	11.9%
L	22.2%	2.4%
Cablevision	15.2%	12.1%
Comcast	11.7%	6.7%
NTL	8.5%	4.6%
S&P 500	3.4%	0.8%

- **On 11/12/04, L made public comments regarding the possibility of a transaction involving U**
- **On 12/15/04, L first spoke with Special Committee regarding its views on transaction dynamics**

As of 11/11/04
%


130
120
110
100
90
80
11/11/04
11/25/04
12/9/04
12/23/04
L
CVC
U
CMCSA
NTL
S&P 500
U
L
CVC
NTL
S&P
CMCSA

Source FactSet

As of 12/14/04
%


130
120
110
100
90
80
12/14/04
12/21/04
12/28/04
CVC
U
CMCSA
NTL
L
S&P 500
U
L
CVC
NTL
S&P
CMCSA

Source FactSet

Morgan Stanley

1

Advocacy Case for Premium / Attractive Exchange Ratio

Highly Preliminary

Project Alphabet

EXHIBIT B

U / L Exchange Ratio Analysis

Since Spin-off

- Exchange ratio
  - 12/14/04: 0.1914x
  - 12/30/04: 0.2091x

Implied Exchange Ratios

Period	Exchange Ratio	Current as % Premium	Implied U Share Price[1]
Current (12/30/04)	0.2091x	NM	$9.70
12/14/04	0.1914x	9.3%	$8.88
High	0.2239x	(6.6)%	$10.38
Low	0.1853x	12.9%	$8.59
5 Day Avg.	0.2089x	0.1%	$9.69
10 Day Avg.	0.2064x	1.3%	$9.57
20 Day Avg.	0.2009x	4.1%	$9.32
3 Mo. Avg.	0.2064x	1.3%	$9.57
Since June 2	0.2047x	2.2%	$9.49

U / L Exchange Ratio

x


0.23
0.22
0.21
0.20
0.19
0.18
0.17
2-Jun-04
8-Jul-04
11-Aug-04
15-Sep-04
19-Oct-04
22-Nov-04
28-Dec-04
Spot
5 Day
10 Day
20 Day
Spot Exchange Ratio
5 Day Rolling Avg.
10 Day Rolling Avg.
20 Day Rolling Avg.

Source: FactSet

Note
1. Assumes L share price held constant at $46.38 (price at close on 12/30/04)

Morgan Stanley

2

Advocacy Case for Premium / Attractive Exchange Ratio **Highly Preliminary**

Project Alphabet

EXHIBIT C

Precedent Minority Squeeze-Out Transactions

All-Stock Deals of $500MM or more, 1995 – YTD

Minority Squeezeout Transactions (All-Stock Deals of $500MM or more since 1995)

								Share Price Premium				Exchange Ratio Analysis								
														Bump History						
Date Announced	Target / Acquiror	Aquiror Market Cap (1) ($MM)	Trans. Value[2]	Trans. Value as % of Acquirer Market Cap	% Initial Economic Ownership	% Initial Voting Ownership	% Sought	Initial Premium (%)	Final Premium (%)	Offer Increase %	Price per Share ($)	At-Market Exchange Ratio	Initial	1	2	3	Total Exch. Ratio Premium	Public/ Private Process	Majority of Minority?	Tender/ Merger
8/15/2000	Infinity Broadcasting Corp/ Viacom Inc	105,432	13,649	13%	62%	90%	38%	14%	9%	5%	32.89	0.496	0.564	0.592	-	-	19%	Public	No	Merger
3/19/2003	Expedia / USA Interactive	25,197	3,636	14%	58%	95%	42%	8%	30%	44%	81.41	1.254	1.3485	1.8875[3]	1.9288	1.9388	55%	Public	No	Merger
2/14/2000	CareInsite, Inc./ Healtheon/ WebMD Corporation	8,696	1,884	22%	67%	67%	33%	6%	11%	4%	16.17	1.175	1.250	1.265	1.300	-	11%	Public	No	Merger
2/4/2002	Intimate Brands Inc/ Limited Inc.	7,615	1,645	22%	82%	94%	18%	6%	12%	5%	19.72	0.986	1.046	1.100	-	-	12%	Public	No	Tender
10/6/2003	UGC Europe Inc/ UnitedGlobalCom Inc	2,595	1,352	52%	67%	67%	33%	10%	48%	14%	78.24	8.197	9.0	10.3	-	-	26%	Public	Yes	Tender
4/10/2003	Hotels.com / InterActiveCorp	13,284	1,237	9%	62%	97%	38%	8%	19%	33%	60.24	1.680	1.806	2.400[3]	-	-	43%	Public	No	Merger
5/31/2002	Ticketmaster/ USA Interactive	11,779	841	7%	63%	93%	37%	8%	23%	16%	15.85	0.751	0.807	0.875	0.913	0.935	25%	Public	No	Merger
2/2/2000	Thermo Instrument Systems Inc /Thermo Electron Corp	2,719	832	31%	89%	89%	11%	2%	2%	0%	20.40	0.831	0.85	-	-	-	2%	Private	No	Tender
2/15/2002	NRG Energy Inc/ Xcel Energy	7,919	673	8%	74%	97%	26%	15%	29%	3%	12.86	0.421	0.485	0.500	-	-	19%	Public	Yes	Tender
				Mean	69%	88%	31%	8%	20%	14%							23%			
				Median	67%	93%	33%	8%	19%	5%							19%			

Source: Company press releases, public filings and FactSet

Notes
1. Market Cap at date of transaction announcement
2. Excludes assumed liabilities
3. Initial and secondary exchange rate offers for the Expedia and Hotels.com transactions reflect an approximate 5 month break in negotiations

Morgan Stanley

3

Advocacy Case for Premium / Attractive Exchange Ratio

Highly Preliminary

Project Alphabet

EXHIBIT D

"Has" / "Gets" Analysis

- **A combination of U with L would result in U shareholders having less EBITDA in NewCo per existing U share**
  - **Additionally, L has less leverage and greater unconsolidated monetizable assets, resulting in lower net debt in NewCo per existing U share**

$MM, except per share

Metrics	U[1]	L (excl. U)[2]	Pro Forma[3]	Variance Value	Variance %
2004E EBITDA	$875	$272	$1,147	$272	*31.0%*
Net Debt	$3,258	($228)	$3,031	($228)	*(7.0%)*
Non-Consolidated Assets	$989	$629	$1,618	$629	*63.6%*
EBITDA per Share	$1.10	-	$0.94	($0.16)	*(14.7%)*
Net Debt per Share	$4.10	-	$2.48	($1.62)	*(39.5%)*
Non-Consolidated Assets per Share	$1.25	-	$1.33	$0.08	*6.5%*
Net Debt/EBITDA per Share	3.7x	-	2.6x	(1.1x)	*(29.0%)*

Notes
1. 2004 estimates per U forecast, YE2004 debt and cash figures adjusted for current exchange rate (1.35). Unconsolidated assets based on market values and book values per 9/30/04 10Q. Based on 794MM U FDSO
2. 2004 estimates per L forecast. Incorporates L's proportional interest in EBITDA and Net Debt of J-COM, JPC and Puerto Rico asset. Unconsolidated assets based on illustrative analysis. Based on 178MM L FDSO
3. Based on current exchange ratio of 0.2091x, 370MM minority U shares

Morgan Stanley

4

Cross Ownership Analysis U and L Project Alphabet 5 Source FactSet Research Systems 148 of the 239 (62%) institutional holders of U hold L Holdings of the 148 institutions represent approximately 70% (top 25 account for 56%) of U's public float and approximately 46% (top 25 account for 39%) of L's total market value Note As of December 2004 Top 25 U / L Cross Holdings ($MM) U L Institution Shares Value (1) Shares Value (1) Value (1) Capital Research & Management Co. 55.9 $542.3 15.1% 7.4 $344.7 4.6% $887.0 Transamerica Investment Management LLC 3.1 30.2 0.8% 7.5 346.1 4.7% 376.3 Smith Barney Asset Management 10.4 100.5 2.8% 4.4 203.8 4.1% 304.3 Janus Capital Management LLC 2.7 26.6 0.7% 6.2 288.9 3.0% 315.5 OppenheimerFunds, Inc. 31.5 305.9 8.5% 0.2 8.3 0.1% 314.2 Fidelity Management & Research Co. 2.7 26.3 0.7% 5.2 241.0 3.2% 267.3 PEA Capital LLC 18.8 182.8 5.1% 1.5 70.1 0.9% 252.9 Orbis Investment Management Ltd. 5.8 56.4 1.6% 2.9 135.4 1.8% 191.8 General Electric Asset Management 0.4 3.9 0.1% 3.7 173.4 2.3% 177.3 GAMCO Investors, Inc. 5.5 53.3 1.5% 2.5 117.2 1.3% 170.5 Arnhold & S. Bleichroeder Advisers, Inc. 7.1 68.5 1.9% 2.2 100.6 1.4% 169.0 Vanguard Group, Inc. 7.3 70.9 2.0% 2.1 99.5 0.4% 170.4 Wellington Management Co. LLP 14.3 138.6 3.9% 0.7 30.3 1.1% 168.9 Marathon Asset Management Ltd. 8.1 78.2 2.2% 1.7 79.5 1.3% 157.8 SSgA Funds Management 3.0 29.3 0.8% 2.0 92.3 1.2% 121.6 Eagle Capital Management LLC 1.5 14.9 0.4% 2.3 104.5 1.4% 119.4 RS Investment Management LP 6.6 64.1 1.8% 1.0 48.3 0.7% 112.5 Neuberger Berman LLC 2.6 25.7 0.7% 1.8 82.3 1.1% 107.9 Fir Tree, Inc. 2.1 20.0 0.6% 1.8 84.0 1.1% 103.9 Putnam Investment Management, Inc. 1.5 15.0 0.4% 1.5 71.6 1.0% 86.5 HBK Investments LP 0.0 0.0 0.0% 1.7 78.2 0.3% 78.2 Barclays Global Investors, N.A. 6.0 58.5 1.6% 0.4 18.9 0.6% 77.4 Columbia Wanger Asset Management LP 3.0 29.1 0.8% 1.0 45.0 0.6% 74.1 TIAA-CREF Investment Management LLC 2.1 20.2 0.6% 1.0 47.6 0.8% 67.8 Osterweis Capital Management, Inc. 6.7 64.9 1.8% 0.0 0.5 0.0% 65.4 Total 208.9 $2,026.0 56.4% 62.8 $2,912.0 39.1% $4,938.0 % of Float Total % of Float EXHIBIT E

Cross Ownership Analysis Project Alphabet Notes Based on L public float of 178MM and U public float of 370MM Two data points excluded from chart: Capital Research and Management holding 15% and 4% of U and L public floats, respectively Oppenheimer Funds holding 9% and 0.1% of U and L public floats, respectively 6 Cross Ownership Holdings as a % of U / L Public Floats (1) Source Factset EXHIBIT F

Advocacy Case for Premium / Attractive Exchange Ratio

Highly Preliminary

Project Alphabet

EXHIBIT G

U Valuation Matrix

December 30, 2004

U Valuation ($MM, except share price)	
Current Price[1]	$9.70
Common Shares Outstanding:	790
Options	4
Fully Diluted Shares	794
Total Equity Value	$7,704
Non-Consolidated Assets	989
Adjusted Equity Value	$6,714
Net Debt	
Total Debt	4,553
Minority Interest	101
Cash	(1,284)
ST Liquid Inv.	(112)
Total Net Debt	$3,258
Adjusted Firm Value	$9,973
Non-Consolidated Assets:[7]	Total Val
Austar (34%)	$310
SBS (6 million shares)	239
Privates	
Telenet	121
TKP (25% Poland)	165
Melita (50% Malta)	22
Iberian Programming	126
Other (MGM L.A., Jundai Brazil)	6
Total	$989

Valuation Matrix

U Share Price	% Premium / (Discount) to					Equity Value ($MM)	Aggregate Value ($MM)	Agg. Value / EBITDA[4]		Adj. Equity Value / LFCF[4][6]	
	Curr.[1]	12/14/04[2]	Unaff[3]	52 Wk Hi	52 Wk Lo			2004E[5]	2005E	2004E	2005E
Statistic:	*$9.70*	*$8.67*	*$8.48*	*$10.90*	*$5.80*			*$875*	*$1,190*	*$264*	*$267*
$8.48	(12.6%)	(2.2%)	0.0%	(22.2%)	46.2%	6,735	$9,004	10.3x	7.6x	21.8x	21.5x
$8.67	(10.6%)	0.0%	2.2%	(20.5%)	49.5%	6,886	9,155	10.5	7.7	22.3	22.1
$9.70	0.0%	11.9%	14.4%	(11.0%)	67.2%	7,704	9,973	11.4	8.4	25.4	25.2
$10.00	3.1%	15.3%	17.9%	(8.3%)	72.4%	7,942	10,211	11.7	8.6	26.3	26.1
$11.00	13.4%	26.9%	29.7%	0.9%	89.7%	8,736	11,005	12.6	9.2	29.3	29.0
$12.00	23.7%	38.4%	41.5%	10.1%	106.9%	9,530	11,799	13.5	9.9	32.4	32.0
$13.00	34.0%	49.9%	53.3%	19.3%	124.1%	10,324	12,593	14.4	10.6	35.4	35.0

Notes
1. As of 12/30/04
2. One day prior to initial discussions
3. As of 11/11/04 – one day prior to L earnings call
4. Estimates and capital structure per U presentation and U 9/30/04 10Q. YE2004 total debt and cash adjusted for current exchange rate (1.35)
5. 2004E EBITDA includes half year of Noos EBITDA
6. Adjusted Equity Value excludes Unconsolidated Assets
7. Austar and SBS based on market value as of 12/30/04. Other assets per U 9/30/04 10Q

Morgan Stanley

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Advocacy Case for Premium / Attractive Exchange Ratio

Highly Preliminary

Project Alphabet

EXHIBIT H

L Sum-of-the-Parts Valuation

Valuation Methodology

			Illustrative Value ($MM)			
			Base		HoldCo Disc.	
Asset	Methodology	Comments	Total	Per Share	Total	Per Share
Public Assets [1]						
U	Market Value	- Current Market Value / 15% HoldCo Discount	$4,111	$23.13	$3,494	$19.66
NewsCorp	Current Price/Sale Price	- A/T Proceeds at 35% Taxes	55	0.31	55	0.31
The Wireless Group	Current Price/Sale Price	- A/T Proceeds at 35% Taxes	27	0.15	27	0.15
ABC Family Worldwide	Book Value	- $380MM Carrying Value less 20% Discount	304	1.71	304	1.71
		Total Public Value:	4,496	$25.30	3,880	$21.83
Private Assets						
J-COM [2]	EBITDA Mult.	- $714MM '05E EBITDA, 45% Interest, 8x multiple - 10x multiple	1,272	$7.16	1,791	$10.08
JPC [3]	EBITDA Mult.	- $120MM '05E EBITDA, 50% Interest, 12x multiple	526	2.96	526	2.96
Chofu	Per Sub	- $3000 / sub (56K subs), 31% Interest	52	0.29	52	0.29
Mediatti	Per Sub	- $2500 / sub (86K subs), 24% Interest	52	0.29	52	0.29
Liberty Cablevision of PR [4]	EBITDA Mult.	- $26.7MM '04E EBITDA, 100% Interest, 8.5x multiple	114	0.64	114	0.64
Pramer	EBITDA Mult.	- 10x multiple, $5MM EBITDA, 100% Interest	50	0.28	50	0.28
Metropolis-Intercom S.A.	EBITDA Mult.	- 10x multiple, $11MM EBITDA, 50% Interest	55	0.31	55	0.31
Torneos Competencias	EBITDA Mult.	- 12x multiple, $15MM EBITDA, 40% Interest	72	0.41	72	0.41
Premium Movie Partnership	Cash Flow Mult.	- 12x multiple, $5MM FCF, 20% Interest	12	0.07	12	0.07
		Total Private Value:	2,205	$12.41	2,724	$15.33
		Total Value:	$6,701	$37.71	$6,604	$37.16
Cash						
L Cash at 9/30/04 [5]			$1,774	$9.98	$1,774	$9.98
		Total Equity Value:	$8,476	$47.69	$8,378	$47.15
Shares Outstanding (MM)						
Common Shares Outstanding [6]			172		172	
Options			5		5	
Total			178		178	
		Equity Value per Share:	$47.69		$47.15	
		% Premium / (Discount) to Current:	3%		2%	

Notes
1. Market values as of 12/30/04
2. Assumes $2.2Bn net debt and 20% Minority interest
3. Assumes ($3MM) net debt and 30% Minority Interest of 85% of total value, 15% Minority Interest of 15% of total value
4. Assumes $112MM net debt per company projections
5. Includes $739MM of L-only cash per L 3Q04 10-Q, $142MM sale of Sky Latin America, $253MM sale of Telenet and Chorus to UGC, $408MM of repaid J-COM shareholder loans, $65MM dividend from Liberty Cablevision of PR, $80MM for sale of News Corp shares, $215MM from sale of Telewest shares, and less $128MM for buyback of 3MM shares from Comcast
6. 175MM shares outstanding as of 3Q04 10-Q less 3MM shares bought back from Comcast

Morgan Stanley

8

Advocacy Case for Premium / Attractive Exchange Ratio **Highly Preliminary**

Project Alphabet

EXHIBIT I

L Fair Market Value Sensitivity

- Increases in U's fair market value correspondingly increases L's fair market value
  - $1 increase in fair value of U results in $2.38 increase per L share, or approximately .01x change in the exchange ratio

Assumed UGC Share Price	Premium / (Discount) to Current[1]	Premium / (Discount) to 12/14/2004[2]	Premium / (Discount) to Unaff[3]	Implied UGC Value per LMI Share[4]	Current[5]	Low	Mid	High	
						8.0x	9.0x	10.0x	← J-COM Multiple
						1,272	1,516	1,791	← Impl. J-COM Equity Value[6]
						12.0x	13.0x	14.0x	← JPC Multiple
						526	564	613	← Impl. JPC Equity Value[7]
						2,567	2,567	2,567	← LMI Other Assets & Cash
					$23.25	$24.56	$26.15	$27.98	← LMI Per Share Value (ex-UGC)
$8.50	(12.4%)	(2.0%)	0.2%	$20.27	$43.52	$44.83	$46.42	$48.25	← *Implied LMI Share Price*
					0.1953x	0.1896x	0.1831x	0.1762x	← *Implied Exchange Ratio*
9.00	(7.2%)	3.8%	6.1%	$21.46	$44.71	$46.03	$47.61	$49.44	
					0.2013x	0.1955x	0.1890x	0.1820x	
9.70	0.0%	11.9%	14.4%	$23.13	$46.38	$47.69	$49.28	$51.11	
					0.2091x	0.2034x	0.1968x	0.1898x	
10.00	3.1%	15.3%	17.9%	$23.85	$47.10	$48.41	$50.00	$51.82	
					0.2123x	0.2066x	0.2000x	0.1930x	
10.50	8.2%	21.1%	23.8%	$25.04	$48.29	$49.60	$51.19	$53.01	
					0.2174x	0.2117x	0.2051x	0.1981x	
11.00	13.4%	26.9%	29.7%	$26.23	$49.48	$50.79	$52.38	$54.21	
					0.2223x	0.2166x	0.2100x	0.2029x	
11.50	18.6%	32.6%	35.6%	$27.42	$50.67	$51.99	$53.57	$55.40	
					0.2269x	0.2212x	0.2147x	0.2076x	
12.00	23.7%	38.4%	41.5%	$28.62	$51.86	$53.18	$54.77	$56.59	
					0.2314x	0.2257x	0.2191x	0.2120x	

Notes
1. Based on U share price of $9.70 as of 12/30/04
2. Based on U share price of $8.67 as of 12/14/04 – one day prior to initial discussions
3. Based on U share price of $8.48 as of 11/11/04 – one day prior to L earnings call
4. Based on 794MM U FDSO, 53.7% L stake and 178MM L FDSO
5. Based on current U and L share price of $9.70 and $46.38, respectively. Assumes 178MM L FDSO
6. Based on J-COM 2005E EBITDA of $714MM, net debt of $2.2Bn, 20% minority interest, 45% L interest
7. Based on JPC 2005E EBITDA of $120MM, net debt of ($2.9MM), 28% minority interest, 50% L interest

Morgan Stanley

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Advocacy Case for Premium / Attractive Exchange Ratio **Highly Preliminary**

Project Alphabet

EXHIBIT J

Value Proposition to U Shareholders

Implied J-COM Valuation Summary

Implied J-COM Valuation Summary

U Share Price	% Premium / (Discount) to Current[1]	% Premium / (Discount) to 12/14/2004[3]	% Premium / (Discount) to Unaff.[2]	Exchange Ratio	At L Share Price of $46.38: % Interest in PF LMI	Value of Stake in Other Assets[4]	Impl. J-COM Stake Value	J-COM AV / '04E EBITDA[5]	J-COM AV / '05E EBITDA[5]
$8.48	(12.6%)	(2.2%)	0.0%	0.1828x	27.6%	$853	$429	10.7x	8.9x
8.67	(10.6%)	0.0%	2.2%	0.1869x	28.0%	$867	$413	10.4x	8.6x
9.70	0.0%	11.9%	14.4%	0.2091x	30.4%	$939	$315	8.8x	7.3x
10.00	3.1%	15.3%	17.9%	0.2156x	31.0%	959	282	8.3	6.9
11.00	13.4%	26.9%	29.7%	0.2372x	33.1%	1,023	161	6.7	5.6
12.00	23.7%	38.4%	41.5%	0.2587x	35.0%	1,084	22	5.2	4.3
13.00	34.0%	49.9%	53.3%	0.2803x	36.9%	1,141	(133)	3.6	3.0

Notes
1. Based on $9.70 as of 12/30/04
2. Based on $8.67 – one day prior to initial discussions
3. Based on $8.48 as of 11/11/04 – one day prior to L earnings call
4. Represents value of L's stake in non-U and non-J-COM assets based on illustrative L sum of the parts
5. Assumes net debt and 20% minority interest of $2.9Bn at J-COM. 2005E EBITDA per J-COM 2005 Budget

Morgan Stanley

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Advocacy Case for Premium / Attractive Exchange Ratio

Highly Preliminary

Project Alphabet

EXHIBIT K

Illustrative Synergy Impact Analysis

% U Ownership / Impl. Exchange Ratio

Value of Synergies	% of Synergies Allocated to U: 30%	50%	75%
$500	30.3% 0.2090x	31.2% 0.2171x	32.2% 0.2275x
$1,000	30.3% 0.2089x	31.9% 0.2246x	33.8% 0.2454x
$1,500	30.3% 0.2087x	32.6% 0.2317x	35.4% 0.2627x

Potential Synergy Impact Analysis 50% / 50% Synergy Allocation	Low	High
Illustrative Synergy Value	**$500**	**$1,500**
Current U Minority Stake Equity Value[1]	$3,593	$3,593
Allocation of Synergies[2]	$250	$750
PF U Equity Value	$3,843	$4,343
Current L Equity Value[3]	$8,242	$8,242
Allocation of Synergies[2]	$250	$750
PF L Equity Value	$8,492	$8,992
PF Equity Value	$12,335	$13,335
Implied U Shareholders Ownership	31.2%	32.6%
Implied Exchange Ratio	0.2171x	0.2317x
% Premium / (Discount) to 12/14/04 (0.1914x)	***13.4%***	***21.1%***
% Premium / (Discount) to Current (0.2091x)[1][3]	***3.8%***	***10.8%***

Notes
1. Based on U share price of $9.70 as of 12/30/04 and 370MM minority stake
2. Assumes 50% / 50% allocation of synergy value
3. Based on L share price of $46.38 as of 12/30/04 and 178MM FDSO

Morgan Stanley

11

Advocacy Case for Premium / Attractive Exchange Ratio

Highly Preliminary

Project Alphabet

EXHIBIT L

NewCo Share Price Analysis

- For L to achieve a $50 target share price as a stand-alone entity, it would need to generate approximately $643MM of value
- For L to achieve a $55 target share price as a stand-alone entity, it would need to generate approximately $1,532MM of value

$MM, except per share[1]

Illustrative Exchange Ratio	Assumes NewCo Trading @ Current L Price			Syn. Req. to B/E	
	PF NewCo Price	Prem./(Disc.) to Current	Syn. Req. to B/E	$50.00 PF Target L Price	$55.00 PF Target L Price
0.2091x	$46.38	0.0%	$0	$924	$2,200
0.2100x	46.32	(0.1%)	15	940	2,217
0.2200x	45.66	(1.6%)	187	1,125	2,421
0.2300x	45.02	(2.9%)	358	1,310	2,625
0.2400x	44.39	(4.3%)	530	1,495	2,828
0.2500x	43.78	(5.6%)	702	1,680	3,032

Note
1. Assumes current U and L share price of $9.70 and $46.38 as of 12/30/04. Based on 178MM L FDSO and 370MM U minority FDSO

Morgan Stanley

12

Advocacy Case for Premium / Attractive Exchange Ratio **Highly Preliminary**

Project Alphabet

EXHIBIT M

Exchange Ratio Sensitivity Analysis

Nominal Premium

Exchange Ratio	Premium / (Discount) to Current[1]	Premium / (Discount) to 12/14/04[2]	L Shares Issued Total	L Shares Issued Incr. to Curr.	Implied Ownership[3] U	Implied Ownership[3] L	Assumed L Share Price $43.00	Assumed L Share Price $46.38	Assumed L Share Price $49.00	
0.2091x	*0.0%*	9.3%	77.5	0.0	*30.4%*	69.6%	$8.99	$9.70	$10.25	← *Impl. U Share Price*
							(7.3%)	0.0%	5.6%	← *Premium to Current[1]*
							3.7%	11.9%	18.2%	← *Premium to 12/14/04[2]*
							6.1%	14.4%	20.8%	← *Premium to Unaffected[4]*
							$3,331	$3,593	$3,796	← *Value of Transaction*
0.2200x	5.2%	14.9%	81.5	4.0	*31.4%*	68.6%	9.46	10.20	10.78	
							(2.5%)	5.2%	11.1%	
							9.1%	17.7%	24.3%	
							11.6%	20.3%	27.1%	
							$3,504	$3,779	$3,993	
0.2300x	*10.0%*	*20.2%*	85.2	7.7	*32.4%*	67.6%	9.89	10.67	11.27	
							2.0%	10.0%	16.2%	
							14.1%	23.0%	30.0%	
							16.6%	25.8%	32.9%	
							$3,663	$3,951	$4,174	
0.2400x	*14.8%*	*25.4%*	88.9	11.4	*33.3%*	66.7%	10.32	11.13	11.76	
							6.4%	14.8%	21.2%	
							19.0%	28.4%	35.6%	
							21.7%	31.3%	38.7%	
							$3,823	$4,123	$4,356	
0.2500x	*19.5%*	*30.6%*	92.6	15.1	*34.3%*	65.7%	10.75	11.60	12.25	
							10.8%	19.5%	26.3%	
							24.0%	33.7%	41.3%	
							26.8%	36.7%	44.5%	
							$3,982	$4,295	$4,537	

Notes
1. Assumes current U and L share price of $9.70 and $46.38, respectively as of 12/30/04
2. Based on U and L share price of $8.67 and $45.30, respectively as of 12/14/04 – one day prior to initial discussions
3. Based on 370MM U public float and 178MM L FDSO
4. Based on U and L share price of $8.48 and $37.95, respectively as of 11/11/04 – one day prior to L earnings call

Morgan Stanley

13

Advocacy Case for Premium / Attractive Exchange Ratio **Highly Preliminary**

Project Alphabet

EXHIBIT N

Pro Forma Value Sensitivity Analysis

"Real" Premium (Absent any Combination Benefits)

Exchange Ratio	Premium / (Discount) to Current[1]	Premium / (Discount) to 12/14/04[2]	L Shares Issued Total	L Shares Issued Incr. to Curr.	Implied Ownership[3] U	Implied Ownership[3] L	Assumed LMI Share Price $43.00	Assumed LMI Share Price $46.38	Assumed LMI Share Price $49.00	
0.2091x	0.0%	9.3%	77.5	0.0	30.4%	69.6%	$9.21	$9.70	$10.08	← Impl. U Share Price
							(5.1%)	0.0%	3.9%	← Real Prem. to Current[1]
							6.2%	11.9%	16.3%	← Real Prem. to 12/14/04[2]
							8.6%	14.4%	18.9%	← Real Prem. to Unaffected[4]
0.2200x	5.2%	14.9%	81.5	4.0	31.4%	68.6%	9.54	10.05	10.44	
							(1.7%)	3.6%	7.6%	
							10.0%	15.9%	20.4%	
							12.4%	18.5%	23.1%	
0.2300x	10.0%	20.2%	85.2	7.7	32.4%	67.6%	9.83	10.35	10.76	
							1.3%	6.7%	10.9%	
							13.4%	19.4%	24.1%	
							15.9%	22.1%	26.9%	
0.2400x	14.8%	25.4%	88.9	11.4	33.3%	66.7%	10.11	10.65	11.07	
							4.3%	9.8%	14.2%	
							16.6%	22.9%	27.7%	
							19.3%	25.6%	30.6%	
0.2500x	19.5%	30.6%	92.6	15.1	34.3%	65.7%	10.39	10.95	11.38	
							7.1%	12.8%	17.3%	
							19.8%	26.2%	31.2%	
							22.5%	29.1%	34.2%	

Notes
1. Assumes current U and L share price of $9.70 and $46.38, respectively as of 12/30/04
2. Based on U and L share price of $8.67 and $45.30, respectively as of 12/14/04 – one day prior to initial discussions
3. Based on 370MM U public float and 178MM L FDSO
4. Based on U and L share price of $8.48 and $37.95, respectively as of 11/11/04 – one day prior to L earnings call

Morgan Stanley 14